INVESTOR UPDATE – MAY 21, 2008

Exhibit 99.1

General Comments:

•
Fuel hedging – As of May 20, 2008, Delta’s fuel hedge portfolio is valued at approximately $1.2 billion, including fuel hedges settled in April 2008 and open positions through 2010, and includes the following fuel hedges for its estimated 2008 consumption:

	Percent Hedged	Jet Fuel Equivalent Cap
Q2 2008	49%	$2.78
Q3 2008	44%	$2.86
Q4 2008	30%	$3.10

Fuel hedges for the full year 2008, including those settled through April 2008, are valued at approximately $915 million.

•	Guidance – Delta currently estimates its fuel cost per gallon, including taxes and fuel hedges, to be $3.13 for the June 2008 quarter and $3.28 for full year 2008.

Forward-Looking Statements
Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.

Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of May 21, 2008, and which Delta has no current intention to update.